UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8725 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2019 Incentive Compensation Plan

On May 22, 2019, the stockholders of WellCare Health Plans, Inc., (the “Company”) approved the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan (the “2019 Plan”).  With the adoption of the 2019 Plan, no further grants will be made under the WellCare Health Plans, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”).

The 2019 Plan has 1,000,000 shares available for issuance, plus 600,329 shares of common stock that were available for grant under the 2013 Plan as of May 22, 2019. Any other shares subject to awards under the 2013 Plan that are forfeited, terminated, expired or settled for cash will be added to the 2019 Plan’s shares available for issuance.

Under the 2019 Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock-based awards to officers, directors, employees or consultants who provide services to the Company or its subsidiaries.

The Company may cause the cancellation of any award, require reimbursement for any award by a participant or beneficiary and recoup equity or other compensation provided under the 2019 Plan in accordance with any clawback policy.

If a participant in the 2019 Plan, without the Company’s consent, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, then the Committee may, in its discretion, cancel any outstanding awards or require the repayment of any gains or value of the award.

Without the approval of the stockholders, the Committee is not permitted to lower the exercise price of a stock option or grant price of a stock appreciation right, after it is granted, or take any other action that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange (“NYSE”).

The 2019 Plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the 2019 Plan, (ii) termination of the 2019 Plan by the Board or (iii) May 22, 2029.

A summary of the 2019 Plan is included under the heading “Proposal 2: Approval of the Company’s 2019 Incentive Compensation Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 8, 2019 (the “Proxy Statement”), and the full text of the 2019 Plan is included in Appendix A to the Proxy Statement. The foregoing description of the 2019 Plan is not complete and is qualified in its entirety by reference to the 2019 Plan, which is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 22, 2019 (the “Annual Meeting”) at the Company’s corporate headquarters in Tampa, Florida. 46,548,700 shares of the Company’s common stock, or 92.5% of the shares of the Company’s common stock issued and outstanding on the record date, were present in person or represented by proxy at the Annual Meeting. Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final voting results:

Proposal One: Election of directors

As described in the Proxy Statement, the Company’s Board nominated nine individuals to serve as directors for a one-year term to expire at the Company’s 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified. All such nominees were elected by a majority of the votes cast as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard C. Breon	44,803,627	96,396	54,837	1,543,840
Kenneth A. Burdick	44,897,012	3,111	54,737	1,543,840
Amy Compton-Philips, M.D.	44,893,185	6,788	54,887	1,543,840
H. James Dallas	44,874,978	24,885	54,997	1,543,840
Kevin F. Hickey	44,854,834	45,011	55,015	1,543,840
Piyush "Bobby" Jindal	44,890,783	9,171	54,906	1,543,840
Christian P. Michalik	44,115,110	784,745	55,005	1,543,840
William L. Trubeck	44,787,120	112,758	54,982	1,543,840
Kathleen E. Walsh	44,892,667	7,228	54,899	1,543,840

Proposal Two: Approval of 2019 Incentive Compensation Plan

The Company’s stockholders approved the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,126,235	1,773,383	55,242	1,543,840

Proposal Three: Ratification of appointment of independent registered public accounting firm

The Company’s stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 by the following vote:

Votes For	Votes Against	Abstentions
46,053,876	439,869	54,955

Proposal Four: Advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”)

The Company’s stockholders approved the following resolution (the “Say on Pay Resolution”):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion disclosed in the Company’s 2019 Proxy Statement, is hereby APPROVED.”

The Say on Pay Resolution was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,821,893	1,071,849	61,118	1,543,840

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	2019 Incentive Compensation Plan (incorporated herein by reference to Appendix A of the 2019 Proxy Statement on Form DEF14A filed on April 8, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	WELLCARE HEALTH PLANS, INC. /s/ Anat Hakim
Anat Hakim
Executive Vice President, General Counsel and Secretary